Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

ANKURA TRUST COMPANY, LLC

(Exact name of trustee as specified in its charter)

New Hampshire (Jurisdiction of incorporation or organization if not a U.S. national bank)	82-3832470 (I.R.S. Employer Identification No.)

60 State Street, Suite 700 Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

James J. McGinley
Ankura Trust Company, LLC
214 North Main Street

Concord, New Hampshire 03301
(603) 389-2003
(Name, address and telephone number of agent for service)

MONITRONICS INTERNATIONAL, INC.

(exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-1592810 (I.R.S. Employer Identification No.)

760 Wehrle Drive Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes Due 2023

Guarantees of 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes Due 2023

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS (GUARANTORS)

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices	Zip Code
Monitronics International, Inc.	Texas	72-2719343	1990 Wittington Place, Farmers Branch, Texas	75234
MIBU Servicer Inc.	Delaware	20-8305978	1990 Wittington Place, Farmers Branch, Texas	75234
MI Servicer LP, LLC	Delaware	None	1990 Wittington Place, Farmers Branch, Texas	75234
Monitronics Canada, Inc.	Delaware	20-4729545	1990 Wittington Place, Farmers Branch, Texas	75234
Monitronics Funding LP	Delaware	20-8306754	1990 Wittington Place, Farmers Branch, Texas	75234
Monitronics Security LP	Delaware	20-8306524	1990 Wittington Place, Farmers Branch, Texas	75234
Platinum Security Solutions, Inc.	Delaware	45-1273850	1990 Wittington Place, Farmers Branch, Texas	75234
Security Networks LLC	Florida	65-0988893	1990 Wittington Place, Farmers Branch, Texas	75234
LiveWatch Security, LLC	Delaware	27-2373274	1007 Church Street, Suite 314, Evanston, Illinois	60201

Item 1.                                             General information.

Furnish the following information as to the trustee—

(a)               Name and address of each examining or supervising authority to which it is subject.

New Hampshire Banking Department
53 Regional Drive, Suite 200
Concord NH 03301

(b)               Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.         Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.                   Items 3 – 15 are not applicable because, to the best of the knowledge of Ankura Trust Company, LLC (the “Trustee”), the obligors are not in default under any indenture under which the Trustee acts as trustee.

Item 16.  List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.                                      A copy of the Certificate of Formation of the Trustee as now in effect, attached as Exhibit 1.

2.                                      A copy of the certificate of authority of the Trustee to commence business, is contained in the Certificate of Formation referred to in Paragraph 1 above and the Certificate of Endorsement referred to in Paragraph 3 below.

3.                                      A copy of the Certificate of Endorsement of the New Hampshire Bank Commissioner, attached as Exhibit 3.

4.                                      A copy of the Limited Liability Company Agreement of the Trustee as now in effect, attached as Exhibit 4.

5.                                      Not Applicable.

6.                                      The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                                      No report of condition of the Trustee has been published or filed yet.

8.                                      Not Applicable.

9.                                      Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, ANKURA TRUST COMPANY, LLC, a New Hampshire state-chartered trust company, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, and State of Massachusetts, on the 11th day of December, 2018.

ANKURA TRUST COMPANY, LLC

By:	/s/ Ryan M. Roy
Ryan M. Roy
Managing Director

Exhibit 1

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

ANKURA TRUST COMPANY, LLC

Pursuant to the authority granted under RSA Chapter 383-C, Ankura Trust Parent, LLC, the sole member, hereby organizes a trust company as a limited liability company under RSA Chapter 304-C as follows:

ARTICLE I
NAME

The name of the trust company is Ankura Trust Company, LLC (“Trust Company”).

ARTICLE II
PURPOSES

The Trust Company is organized as a limited liability company under RSA Chapter 383¬ C, as such law now exists or may be hereafter amended, and shall have and may exercise all the express, implied and incidental powers conferred upon trust companies under the act. The Trust Company shall not accept deposits or make loans.

ARTICLE III
LOCATION OF OFFICE

The principal place of business of the Trust Company shall be in Concord, New Hampshire, but the Trust Company may carry on any portion of its business at such other places as may be permitted under applicable laws, rules and regulations.

ARTICLE IV
DURATION

The duration of the Trust Company shall be perpetual.

ARTICLE V
MEMBERSHIP INTERESTS

The amount of the authorized membership interests in the Trust Company shall be 1000, each having a nominal value of $1000.00. The sole member is Ankura Trust Parent LLC (“Member”).

ARTICLE VI
BOARD OF MANAGERS

The Trust Company shall be managed by a Board of Managers appointed by the Member and shall consist of not less than five persons, as determined by the Member.

ARTICLE VII
LIMITATION ON MANAGER LIABILITY

No Manager of the Trust Company shall be personally liable to the Trust Company or its Member for monetary damages for breach of fiduciary duty as a Manager notwithstanding any provision of law imposing such liability, except liability:

(a)                                 For any breach of the Manager’s duty of loyalty to the Trust Company or its Member;

(b)                                 For acts of or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(c)                                  With respect to any transaction from which the Manager derived an improper personal benefit.

No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Manager of the Trust Company under this Article for acts or omissions occurring prior to such amendment or repeal. In construing the provisions of this Article, it is intended hereby to provide the Managers of the Trust Company with the full protection available to managers of a limited liability company under the New Hampshire Business Limited Liability Company Act (RSA Chapter 304-C).

ARTICLE VIII
LIMITED LIABILITY COMP ANY AGREEMENT

The Limited Liability Company Agreement of the Trust Company shall establish the procedures and standards of conduct for the regulation of the internal affairs of the Trust Company. The Limited Liability Company Agreement shall be adopted by the Member of the Trust Company and may be amended from time to time as provided therein.

ARTICLE IX
AMENDMENTS

Subject to the approval of New Hampshire Bank Commissioner, this Certificate of Formation may be amended by the Member.

ARTICLE X
REGISTERED AGENT

The registered agent and address is National Registered Agents, Inc., 9 Capitol Street, Concord, New Hampshire 03301.

IN WITNESS WHEREOF, the Member has executed this Certificate of Formation as of this 17th day of January, 2018.

2

Duly attested:

MEMBER:

Ankura Trust Parent, LLC

By:	/s/Roger Carlile

Name:	Roger Carlile

Title:	Chief Executive Officer

3

Exhibit 3

State of New Hampshire Banking Department 53 Regional Drive, Suite 200 Concord, New Hampshire 03301 Telephone: (603) 271-3561 FAX : (603) 271-1090 or (603) 271-0750

Certificate of Endorsement

By my signature below, I hereby confirm the New Hampshire Banking Department approved Ankura Trust Company, LLC to operate as a New Hampshire-chartered trust company.

1/23/18
Date
Emelia A.S. Galdieri
Deputy Bank Commissioner State of New Hampshire Banking Department

TOO Access : Relay NH 1-800-735-2964

Exhibit 4

ANKURA TRUST COMPANY LLC

A New Hampshire Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of   12/22/17

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT OF

ANKURA TRUST COMPANY LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ANKURA TRUST COMPANY, LLC (the “Company”) dated as of 12/22/17, is adopted, executed and agreed to by Ankura Trust Parent, LLC, a Delaware limited liability company, (the “Member”) under the laws of the State of New Hampshire and in accordance with the provisions of the New Hampshire Limited Liability Company Act (RSA 304-C) and any successor statute, as amended from time to time, governing the affairs of the Company and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member hereby agree as follows:

ARTICLE I

The Limited Liability Company

1.1                                               Formation.  The Member has formed the Company as a limited liability company formed pursuant to the provisions of the RSA 304-C and RSA 383-C. A Certificate of Formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of New Hampshire in conformity with the RSA 304-C and RSA 383-C.

1.2                                              Name.  The name of the Company is “Ankura Trust Company, LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

1.3                                              Business Purpose; Powers.  The Company is formed for the purpose of engaging in a trust company business pursuant to RSA 383-C.  The Company shall possess and may exercise all the powers and privileges granted by the RSA 383-C or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.4                                              Registered Office and Agent. The location of the registered office of the Company in the State of New Hampshire is 9 Capitol Street, Concord, New Hampshire 03301.  The Company’s Registered Agent at such address is National Registered Agents, Inc.

1.5                                              Term.  Subject to the provisions of Article VI below, the Company shall have perpetual existence.

ARTICLE II

The Member

2.1                                              The Member.  The name and address of the Member is as follows:

Name	Address

Ankura Trust Parent, LLC	750 Third Avenue, 28th Floor New York, N.Y. 10017

2.2                                             Actions by the Member; Meetings.  The Member shall have the right to vote on any Company matter as permitted under the Certificate of Formation or this Agreement or under any nonwaivable provision of RSA 304-C.  The actions by the Member permitted hereunder may be taken at a meeting called by the Board or the Member or by written consent without a meeting.  Meetings of the Member may be called at any time by the Member.

2.3                                             Liability of the Member.  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

2.4                                              Lack of Authority.   The Member (in its capacity as such) shall have no the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from the Member by the Board, and the Member hereby consents to the exercise by the Board of the powers conferred on it by law and this Agreement.

2.5                                             Admission of Members.  New members shall be admitted only upon the approval of the Member and the New Hampshire Bank Commissioner.

ARTICLE III

The Board

3.1                                             Management by Board of Managers.

(a)                   Subject to such matters which are expressly reserved under nonwaivable provisions of applicable law to the Member for decision and Section 3.6, (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the “Board”), and (B) the Board may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

(b)                    The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 3.4, or (B) by delegating power and authority to any Officer pursuant to Section 3.7.

3.2                                              Composition and Election of Board of Managers

(a)                  Number and Designation.  The board shall consist of no fewer than five (5) individuals (each, a “Manager”).  The number of Managers on the Board shall be the number serving pursuant to clauses (i) through (iii) of this Section 3.2(a). The Board shall at all times be comprised of the following persons:

(i)                                    four (4) Managers designated by the Member (each a “Company Manager’’ and, collectively, the “Company Managers”), who initially shall be                                         ;

(ii)                                 one (1) Managers or more designated by the Member, who is not an employee or equity investor of Member or its affiliates and is independent from management (each a “Independent Manager”), who initially shall be                           ; and

(iii)                               such additional Managers as may be appointed by the Member (each, an “Additional Manager”)

3.3                                              Term.  Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be members and need not be residents of the State of New Hampshire. A person shall become a Manager and member of the Board effective upon receipt by the Company at its principal place of business of a written acceptance addressed to the Board (or at such later time or upon the happening of some other event specified in such acceptance) of such person’s appointment pursuant to Section 3.2(a). A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(a)                   Removal.  The removal from the Board (with or without cause) of any Manager shall be upon (and only upon) the written demand of the Member; provided that, in the event any Company Manager or Additional Manager ceases to be an employee of the Company, Ankura Holdings, LP, or any of their respective subsidiaries (collectively the “Company Group”) for any reason, such Company Manager or Additional Manager shall, at such time, be automatically removed from the Board.

(b)                   Vacancies.  If any designee under Section 3.2(a) for any reason ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by the Member.

(c)                    Reimbursement. The Company shall pay or cause to be paid all reimbursable out-of-pocket costs and expenses incurred by each Manager incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board.

(d)                    Compensation of Managers.  Except as approved in writing by the Member, Company Managers shall receive no compensation for serving in such capacity.

3.4                                              Action by the Board.

(a)                    Quorum: Voting.  A quorum for the transaction of business shall consist of a majority of the Managers, except that at least two Company Managers must be present at any meeting of the Board (including for purposes of actions taken pursuant to Section 3.4(c)) in order to constitute a quorum.  The act of the Managers that have a majority of the total votes present at a meeting of the Board at which a quorum is present shall be the act of the Board. Once a quorum is present to commence a meeting of the Board, such quorum shall be broken as soon as no Company Manager remains present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b)                    Meetings.  Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of the Board. Notice of regular meetings shall not be required. Special meetings of the Board may be called by the Member on at least 24 hours’ notice to each Managers. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                     Action by Written Consent. Any action permitted or required by the RSA 304-C, the Certificate of Formation or this Agreement to be taken at a meeting of the Board may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by at least one Company Manager and the Managers that have at least the number of votes required to take such action at a meeting of the Board if all Managers were present at such meeting. Decisions may be made through electronic mail.  In the case of an electronic mail, a precise description of the proposed action to all Managers at their respective electronic mail addresses as maintained in the records of the Trust Company and as updated from time to time upon the request of a Manager. The Managers shall respond by electronic mail stating whether or not they are in favor of the proposed action, and the responses of the Managers collectively shall be deemed an action by written consent. Any such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of New Hampshire, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board.

(d)                    Telephone Conference.  Subject to the requirements of RSA 304-C, the Certificate of Formation or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e)                     Information.  Each Manager shall receive: (i) all notices and other materials as and when provided to any Manager in connection with meetings or actions of the Board; and (ii) copies of all minutes, resolutions and consents of the Board reasonably promptly after approval thereof; provided that, the Company may withhold any notices and/or materials from a Manager if the Board determines that such notice and/or material is related to the actions, employment, compensation or review of such Manager.  For the avoidance of doubt, no action of the Board shall be deemed to be unauthorized or in breach of this Agreement as a result of non-compliance with this Section 3.4(e).

3.5                                              Power to Bind Company.  None of the Managers (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

3.6                                               Certain Consent Rights.  Without the prior written consent of the Member, the Company shall not, and the Board and the Officers shall cause the Company not to:

(a)                    liquidate or file a voluntary petition for bankruptcy or take any action related to bankruptcy, insolvency, dissolution, or winding up;

(b)                    amend the Company’s organizational documents (including recapitalizations and changes in equity interest or capital);

(c)                     alter the Company’s principal lines of business;

(d)                    change of jurisdiction or legal form of the Company;

(e)                     create board committees, delegate powers to board committees or modify the powers of any board committees;

(f)                       enter into material contracts outside the ordinary course of business;

(g)                   engage in affiliate transactions other than between members of the Company Group;

(h)                  redeem or repurchase any debt or equity securities;

(i)                      adopt or amend any employee benefit or incentive (whether cash or equity) plan or make any issuances under any such plan;

(j)                     incur any indebtedness for borrowed money or guarantee the indebtedness or obligations of any person;

(k)                  make any loans, advances or investments to or in other persons, other than members of the Company Group;

(l)                         initiate an initial public offering or grant any registration rights;

(m)              undertake an acquisition, sale, merger, spin-off, joint-venture or other strategic transaction;

(n)                  change the Company’s independent auditor;

(o)                  make significant tax elections or change significant tax, accounting, investment or risk management policies;

(p)                  approve the Company’s annual budget and any material expenditures outside of the approved budget or intentionally deviate from the applicable annual budget;

(q)                  commence or settle any material litigation or dispute; or

(r)                     approve any material agreements with regulatory authorities or consent to any material regulatory orders.

3.7                                            Officers and Related Persons.  The officers of the Company (the “Officers”), if any, shall be appointed by the Board in its sole discretion, and the Board may assign such officers titles including, but not limited to, “chief executive officer,” “president,”  ‘‘vice president,”  “treasurer,”  “secretary,” “assistant secretary,” “managing director,” “chief financial officer,” and such other officers and assistant officers as may be deemed necessary or desirable by the Board.  Any Officers so appointed will have such authority and perform such duties as the Board may, from time to time, delegate to them.  No Officer need be a Member or a member of the Board and any number of offices may be held by a single person.  The salaries and other compensation, if any, of the Officers shall be fixed from time to time by the Board.  Any Officer may resign, in writing, as such at any time and such resignation will be effective at the time specified in the written resignation, or if no time is specified, at the time the written resignation is received by the Company.  Any Officer may be removed as such, either with or without cause, at any time by the Board or the Member.  In the event that any Officer ceases to be an employee of any member of the Company Group for any reason, such Officer shall, at such time, be automatically removed from each applicable office.

ARTICLE IV

Capital Structure and Contributions

4.1                                               Capital Structure.  The capital structure of the Company shall consist of one class of common interests (the “Common Units”).  All Common Units shall be identical with each other in every respect.  The Member shall own all of the Common Units issued and outstanding, as set forth on Schedule I attached hereto.

4.2                                               Capital Contributions.  From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board.  A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE V

Profits, Losses and Distributions

5.1                                               Profits and Losses.  For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board.  In each year, profits and losses shall be allocated entirely to the Member.

5.2                                               Distributions.  The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Units, the determined amount when, as and if declared by the Board.  The distributions of the Company shall be distributed entirely to the Member.

ARTICLE VI

Dissolution

Subject to the approval of the Bank Commissioner, the Company may be dissolved and its affairs wound up pursuant to RSA 383-C:10.

ARTICLE VII

Transfer of Common Units of the Company

Subject to the approval of the New Hampshire Bank Commissioner, the Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Units and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Units are to be transferred agreeing to be bound by the terms of this Agreement as amended from time to time, such person shall be admitted as a member.

ARTICLE VIII

Exculpation and Indemnification

8.1                                              Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no Member, Manager or current or former manager, officers, employees, affiliates, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company (individually. a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission since the formation of the Company (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

8.2                                              Indemnification.  To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person ‘s rights to indemnification hereunder or (B) was authorized or consented to by the Board or Member.  Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

8.3                                              No Right of Partition.  No Member as a unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

8.4                                              Amendments.  Any repeal or modification of this Article VIII by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

Miscellaneous

9.1                                             Tax Treatment.  Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

9.2                                             Amendments.  Amendments to this Agreement shall be approved in writing by the Member.  An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the RSA 304-C.

9.3                                              Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement.  Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9.4                                             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire without regard to the principles of conflicts of laws thereof.

9.5                                             Limited Liability Company.  The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of New Hampshire or any other laws.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement as of the day first above written.

ANKURA TRUST PARENT, LLC

By:	Ankura Intermediate Holdings, LP
Its:	Member

By:	/s/Roger Carlile
Name:	Roger Carlile
Its:	Chief Executive Officer

Signature Page to Agreement of Limited Liability Company Agreement of [Ankura Trust Company], LLC

SCHEDULE I

Name of Member	Number of Common Units
Ankura Trust Parent, LLC	1,000

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, ANKURA TRUST COMPANY, LLC, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 11, 2018

ANKURA TRUST COMPANY, LLC

	By:	/s/ Ryan M. Roy
Ryan M. Roy
Managing Director